UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SURMODICS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1356149 (I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, MN 55344
(952) 829-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SurModics, Inc. 2003 Equity Incentive Plan
(Full Title of the Plan)

Philip D. Ankeny
Chief Financial Officer
SurModics, Inc.
9924 West 74th Street
Eden Prairie, MN 55344
(952) 829-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David C. Grorud, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 492-7000

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Options to Purchase Common Stock under the 2003 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 2003 Equity Incentive Plan(3)	1,800,000 shares	$33.16	$59,688,000	$7,025.28
TOTAL:				$7,025.28

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on March 17, 2005.

(3)	Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the Registrant’s Shareholder Rights Plan.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2003 Equity Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-104258, are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie and State of Minnesota, on the 21st day of March, 2005.

SURMODICS, INC.
By:	/s/ Dale R. Olseth
Chief Executive Officer

POWER OF ATTORNEY

     The undersigned each hereby constitutes and appoints one or both of Bruce J Barclay and Philip D. Ankeny his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of SurModics, Inc. relating to the Company’s 2003 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

Signature	Title	Date
/s/ Dale R. Olseth Dale R. Olseth	Chairman, Chief Executive Officer and Director (principal executive officer)	March 21, 2005
/s/ Philip D. Ankeny Philip D. Ankeny	Vice President and Chief Financial Officer (principal financial officer)	March 21, 2005

Signature	Title	Date
/s/ Loren R. Miller Loren R. Miller	Vice President and Controller (principal accounting officer)	March 21, 2005
/s/ Bruce J Barclay Bruce J Barclay	President, Chief Operating Officer and Director	March 21, 2005
/s/ Jose H. Bedoya Jose H. Bedoya	Director	March 21, 2005
/s/ John W. Benson John W. Benson	Director	March 21, 2005
/s/ Gerald B. Fischer Gerald B. Fischer	Director	March 21, 2005
/s/ Kenneth H. Keller Kenneth H. Keller	Director	March 21, 2005
/s/ David A. Koch David A. Koch	Director	March 21, 2005
/s/ Kendrick B. Melrose Kendrick B. Melrose	Director	March 21, 2005
/s/ John A. Meslow John A. Meslow	Director	March 21, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
to
Form S-8 Registration Statement

SurModics, Inc.

(Exact name of Registrant as specified in its charter)

INDEX

Exhibit
Number	Exhibit Description
5.1*	Opinion and Consent of Fredrikson & Byron, P.A.
23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche, LLP
24.1	Power of attorney (included on signature page of this Registration Statement)

*	Filed herewith